Exhibit 99.1

Capital Bancorp Announces Approval of New Stock Repurchase Program

Rockville, MD. February 2, 2021 - Capital Bancorp, Inc. (the “Company”) (NASDAQ - CBNK), the holding company for Capital Bank, NA, today announced that its Board of Directors has approved a new stock repurchase program, which authorizes the Company to repurchase up to $7.5 million of its outstanding common stock.

“We believe having the option to repurchase shares offers an effective capital management tool for building long-term shareholder value,” said Ed Barry, CEO of Capital Bancorp, Inc.

The new stock repurchase program replaces and supersedes the previous $5.0 million stock repurchase program approved by the Board in April 2019, which concluded in the fourth quarter of 2020.  In connection with the prior stock repurchase program, the Company purchased an aggregate of 304,114 shares of its common stock at an average price of $10.81 per share during the twelve months ended December 31, 2020.

Under the new stock repurchase program, shares of common stock may be repurchased by the Company from time to time in open market or in privately negotiated transactions as permitted under applicable rules and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations.  As a result, there can be no assurance as to the exact number of shares, if any, that will be repurchased under the plan. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fifth largest bank headquartered in Maryland at September 30, 2020. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $1.9 billion at September 30, 2020 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends”

and similar words or phrases. Any or all of the forward-looking statements in this press release may turn out to be inaccurate. The inclusion of forward-looking information in this press release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com